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                                                                   EXHIBIT 23.04

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-56655) of Cardinal Health, Inc. of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation, included in the Annual Report (Form 10-K/A) of Cardinal Health, Inc. for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                    ERNST & YOUNG LLP

San Diego, California

June 19, 1998